AMENDED AND RESTATED ARTICLES OF INCORPORATION
                 OF FUJI ELECTROCELL CORPORATION
             (Formerly CONTROLLED COMBUSTION CORP.)


     We, the undersigned having associated ourselves

together for the purpose of forming a corporation under

the general corporation law (Chapter 78 of the Nevada

revised Statutes) of the State of Nevada, do hereby

certify:


                            ARTICLE I
                              NAME


         The name of the Corporation is FUJI ELECTROCELL

                          CORPORATION.


                           ARTICLE II
                            DURATION


       The duration of the Corporation shall be perpetual.


                           ARTICLE III
                       PURPOSES AND POWERS


     The Corporation is organized and authorized to

pursue any lawful purpose or purposes including, but

not limited to designing, developing and building a

pyrolytic plant and licensing the technological

developments of U.S. Patent Number 3,838,015.



     The Corporation shall further have all powers

granted corporations under the laws of the State of

Nevada.


                           ARTICLE IV
                        AUTHORIZED SHARES


     The authorized structure of the Corporation is

Fifty Thousand Dollars ($50,000.00) divided into Fifty

Million (50,000,000) shares of common non-assessable

stock, the par value of One Mil ($0.001) each and

Twenty Million (20,000,000) shares of Preferred Stock

having a par value of One Cent ($0.01) each. The issued

and outstanding 27,000 shares are forward split one

thousand for one (1,000 for 1) to 27,000,000 shares

issued and outstanding with a par value of $0.001 per

share



     The Preferred shares authorized grant the Board of

Directors of the Company with authority to divide the

class of Preferred shares into series, fix and

determine the preference and relative rights of the

shares of any such series established to the full

extent permitted by the laws of the State of Nevada and

the Articles of Incorporation in respect of, among

other things, (a) the number of Preferred shares to

constitute such series and the distinctive designations

thereof, (b) the rate and preference of dividends, if

any, the time of payment of dividends whether dividends

are cumulative and the date from which any dividend

shall accrue, (c) whether Preferred shares may be

redeemed and, if so, the redemption or purchase of

Preferred shares, (d) the liquidation preferences

payable on Preferred shares in the event of

involuntary, voluntary liquidation, (e) sinking fund or

other provisions, if any for redemption or purchase of

Preferred shares, (f) the terms and conditions by whi6h

Preferred shares may be converted, if the Preferred

shares of any series are issued with the privilege of

conversion and (g) voting rights, if any.


                            ARTICLE V
                        PREEMPTIVE RIGHTS


     No  shareholder of the Corporation shall have  any

pre-emptive or other rights to purchase, subscribe for,

or take all or part of any shares or all or part of any

notes, debentures, bonds or securities convertible into

or  carrying options for warrants to purchase shares of

the  Corporation issued, optioned or sold by  it  after

its  incorporation. Such shares may be sold or disposed

of  by  the Corporation pursuant to resolution  of  its

Board  of Directors to such persons and upon such terms

as may, to such Board of Directors, seem proper without

first  offering such shares or securities or  any  part

thereof to existing shareholders.


                           ARTICLE VI
                        VOTING OF SHARES


     Each outstanding share of the common stock of  the

Corporation  shall  be entitled to  one  vote  on  each

matter  submitted  to  a  vote  at  a  meeting  of  the

shareholders, each shareholder being entitled  to  vote

his shares in person or by proxy executed in writing by

such shareholder or by his duly authorized attorney-in-

fact.  At  each election of directors, each shareholder

entitled to vote at such election shall have the  right

to  vote  in  person or by proxy the number  of  shares

owned by him for as many persons as there are directors

to  be elected and for whose election he has a right to

vote,   but  the  shareholder  shall  have   no   right

whatsoever to accumulate his votes with regard to  such

election.


                           ARTICLE VII
                        OFFICE AND AGENT


     (a)   The  address of the Corporation's  principal

office or place of business is to be located at 1  East

First Street, Reno, Washoe County, Nevada, 89501.



     (b)    The   name  of  the  Corporation's  initial

registered  agent  at such address is  The  Corporation

Trust Company.


                          ARTICLE VIII
                       BOARD OF DIRECTORS


     The   management  of  the  affairs,  property  and

interests of the Corporation shall be vested in a Board

of Directors.



     (a)   The  number  of directors  constituting  the

initial  board shall be three (3) in number,  provided,

however,  that the number of directors may  be  changed

from time to time-by a provision of the By-laws, but in

no  event  shall the number of directors be  less  than

three (3) nor more than ten (10).



     (b)    The  following  shall  be  the  names   and

addresses  of the persons who are to serve as directors

until the first annual meeting of the shareholders,  or

until their



successors shall be elected and qualified:

           Albert J. Buchbinder         1586 Howard
           Access Road
                                        Upland,
           California 91786
           David Wooldridge             11301 Dannen
           Drive
                                        Santa Ana,
           California 92705
           John E. Worthen              P.O. Box 151178
                                        Salt Lake City,
           Utah 84115-1178

                           ARTICLE IX
                       INTERNAL MANAGEMENT


       MEETINGS.  Meetings of the shareholders  of  the

  Corporation  may  be  held at such  place  within  or

  without  the  State of Nevada, as may be provided  in

  the  By-laws. The meetings of the Board of  Directors

  of  the Corporation, regular or special, may be  held

  either within or without the State of Nevada.



       BY-LAWS.  By-laws  of the Corporation  shall  be

  adopted by its Board of Directors. The By-laws may be

  altered, amended or repealed from time to time  by  a

  majority vote of the Board of Directors. The  By-laws

  may  contain  any  provision for the  regulation  and

  management  of  the  affairs of the  Corporation  not

  inconsistent with the laws of the State of Nevada  or

  these Articles of Incorporation.



       ARTICLE X


                          INCORPORATORS


               The    name   and   address   of    each

               incorporator is as follows:

           Ronald L. Poulton            #9' Exchange
           Place, Suite 520
                                        Salt Lake City,
           Utah 84111-2773
           Theodore E. Kanell           770 Centennial
           Drive
                                        North Salt
           Lake, Utah 84054
           Paul R. Lovell               161 South 150
           East
                                        North Salt
           Lake, Utah 84054

                           ARTICLE XI
            INDEMNIFICATION OF DIRECTORS AND OFFICERS


       The  Corporation  shall indemnify  any  and  all

  persons  who  may serve at any time as  directors  or

  officers  or  who  at the request  of  the  Board  of

  Directors of the Corporation may serve or at any time

  have  served  as  directors or  officers  of  another

  corporation  in which the Corporation  at  such  time

  owned  or may own shares of stock or of which it  was

  or  may  be a creditor., and their respective  heirs,

  administrators, successors, and assignees against any

  and   all  expenses,  including  amounts  paid   upon

  judgments,   counsel  fees  and   amounts   paid   in

  settlement  (before  or  after  suit  is  Commenced),

  actually and necessarily incurred by such persons  in

  connection  with  the defense or  settlement  of  any

  claim,  action, suit or proceeding in which they,  or

  any  of  them are made parties, or a party, or  which

  may  be  asserted  against them or any  of  them,  by

  reason  of being or having been directors or officers

  or  a director or officer of the Corporation, or such

  other  corporation, except in relation to matters  as

  to  which  any  such  director or officer  or  former

  director  or  officer or person shall be adjudged  in

  any  action, suit or proceeding to be liable for  his

  own  negligence  or misconduct in the performance  of

  his  duty. Such indemnification shall be in  addition

  to any other rights to which those indemnified may be

  entitled  under any law, By-law, agreement,  vote  of

  shareholders or otherwise.


                           ARTICLE XII
                            CONTRACTS


No   contract  or  transaction  entered  into  by   the

Corporation  shall  be affected by the  fact  that  any

director,  officer,  employee  or  shareholder  of  the

Corporation  may  in  any  way  be  interested  in   or

connected   with   any  party  to  such   contract   or

transaction,  provided  that  this  interest  be  first

disclosed  or have been known to the Board of Directors

or  by a majority of such members thereof and that  the

contract  or  transaction be approved by a majority  of

the  directors or shareholders present at  the  meeting

where  such  contract or transaction is  authorized  or

confirmed;  nor  shall any director or  shareholder  be

incapacitated  from  having  his  vote  be  counted  in

determining the existence of the quorum at any  meeting

of  the Board of Directors or shareholders which  shall

authorize  any  such  contract or transaction  and  any

interested director or shareholder may vote thereat  to

authorize any such contract or transaction.